CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2025, relating to the financial statements and financial highlights of Chestnut Street Exchange Fund which are included in Form N-CSR for the year ended December 31, 2024, and to the references to our firm under the headings “Financial Highlights: in the Prospectus and “Financial Statements” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

May 2, 2025